EXHIBIT 10.3

AMENDMENT NO. 1 TO

EIGHTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 1, dated as of May 2, 2019 (this “Amendment”) is by and among WestRock Financial, Inc., as borrower (the “Borrower”), WestRock Converting, LLC, as initial servicer (the “Servicer” and together with the Borrower, the “Loan Parties” and each, a “Loan Party”), Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as administrative agent for the Lenders thereunder (together with its successors and assigns thereunder, the “Administrative Agent”) and the committed lenders party thereto (each a “Committed Lender” and collectively, the “Committed Lenders”). Each of the Borrower, the Servicer, the Administrative Agent and the Committed Lenders may be referred to herein as a “Party” or collectively as the “Parties.” Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrative Agent and the Committed Lenders are party to the Eighth Amended and Restated Credit and Security Agreement, dated as of July 22, 2016 (as amended, modified or supplemented from time to time, the “Agreement”), by and among the Borrower, the Servicer, Rabobank, as Administrative Agent and in its capacity as funding agent for the Co-Agents and the Lenders or any successor funding agent thereunder (together with its successors and assigns thereunder, the “Funding Agent” collectively with the Administrative Agent and the Co-Agents, the “Agents”), and the Lenders and the Co-Agents from time to time party thereto;

WHEREAS, pursuant to that certain Assignment Agreement, dated as of the date hereof, by and between Coöperatieve Rabobank, U.A. (in such capacity, the “Assignor Committed Lender”), Rabobank (in such capacity, the “Assignee Committed Lender”) and acknowledged and agreed to by Nieuw Amsterdam Receivables Corporation, B.V., the Assignor Committed Lender sold and assigned to the Assignee Committed Lender all of the Assignor Committed Lenders rights and obligations under the Transaction Documents;

WHEREAS, the Parties hereto desire to amend the Agreement to, among other things, amend certain defined terms; and

WHEREAS, pursuant to Section 14.1(b)(i) of the Agreement, the unanimous consent of the Committed Lenders is required for such amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.	Amendments.

1.1Section 4.5 of the Agreement shall be hereby amended by inserting the following subsection (c) at the end of such section:

(c) If at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Borrower or the Required Committed Lenders notify the Administrative Agent that adequate and reasonable means do not exist for ascertaining the LIBO Rate and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, or (iii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 14.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Co-Agents, a written notice from the Required Committed Lenders stating that such Required Committed Lenders object to such amendment.  Until the Replacement Rate is determined (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.5(c), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Borrowing Notice that requests the conversion of any Loan to, or continuation of any Loan as, a LIBO Rate Loan shall be ineffective and such Loan shall be converted to, or continued as on the last day of the Interest Period applicable thereto, an Alternate Base Rate Loan, and (y) if the Borrowing Notice requests a LIBO Rate Loan, such Loan shall be made as an Alternate Base Rate Loan. Notwithstanding anything else herein, any definition of Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement.  To the extent the Replacement Rate is approved by the Administrative Agent and the Borrower in connection with this clause, the Replacement Rate shall be applied in a manner consistent with then-prevailing market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such modification is provided to the Co-Agents , written notice from the Required Committed Lenders, stating that such Required Committed Lenders reasonably object to such amendment).

1.2Section 9.1(h)(i) of the Agreement shall be hereby amended by deleting “5.75%” where it appears in such section and replacing it with “8.75%”.

1.3 Section 7.1(p) of the Agreement shall be hereby amended by replacing “Risk Retention Requirements” where it appears in such section and replacing it with “EU Securitization Rules”.

1.4Exhibit I to the Agreement shall be hereby amended as follows:

(a)The definition of “AIFMD” shall be hereby deleted in its entirety.

(b)The definition of “AIFMD Level 2 Regulation” shall be hereby deleted in its entirety.

(c)The definition of “AIFMD Retention Requirements” shall be hereby deleted in its entirety.

(d)The definition of “Canadian Receivable Excess” shall be hereby amended by deleting “2.5%” where it appears in in such definition and replacing it with “4.0%”.

(e)The definition of “CRR Retention Requirements” shall be hereby deleted in its entirety.

(f)The definition of “Defaulted Receivable shall be hereby amended and restated in its entirety as follows:

“Defaulted Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment, (ii) the Obligor thereof has suffered an Event of Bankruptcy, or (iii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible.

(g)The definition of “Delinquent Receivable” shall be hereby amended by deleting “60” where it appears in such definition and replacing it with “90”.

(h)The definition of “Dilution Reserve” shall be hereby amended by deleting “2.00” where it appears in such definition and replacing it with “2.25”.

(i)The definition of “Excess Terms Allowance” shall be hereby amended by deleting “5.0%” where it appears in such definition and replacing it with “25.0%”.

(j)The definition of “Facility Account” is hereby amended and restated in its entirety as follows:

“Facility Account” means Borrower’s account no. 2000040978718 at Wells Fargo Bank, N.A.

(k)The definition of “Fee Letter” shall be hereby amended and restated in its entirety as follows:

“Fee Letter” means that certain sixth amended and restated fee letter dated as of May 2, 2019, among Borrower and the Agents, as it may be amended or modified and in effect from time to time.

(l)The definition of “Foreign Receivable” shall be hereby amended by deleting “or Canada (or any political subdivision thereof)” where it appears in such definition.

(m)The definition of “Foreign Receivable Excess” shall be hereby amended by deleting “5.0%” where it appears in such definition and replacing it with “10.0%”.

(n)The definition of “Loss Reserve” shall be hereby amended by deleting “2.00” where it appears in such definition and replacing it with “2.25”.

(o)The definition of “Net Pool Balance” shall be hereby amended by deleting “Canadian Receivables Excess” where it appears in such definition and replacing it with “Canadian Receivable Excess”.

(p)The definition of “Obligor Concentration Limit” shall be hereby amended by deleting “4.0%” where it appears in such definition and replacing it with “3.25%”, by deleting “2.5%” where it appears in such definition and replacing it with “2.0%” and by deleting the last sentence of such definition.

(q)The definition of “Originator” shall be hereby amended and restated in its entirety as follows:

“Originator” has the meaning provided in the Receivables Sale Agreement.

(r)The definition of “Performance Undertaking” shall be hereby amended and restated in its entirety as follows:

“Performance Undertaking” means that certain Eighth Amended and Restated Performance Undertaking, dated as of May 2, 2019, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit VII, as the same may be amended, restated or otherwise modified from time to time.

(s)The definition of “Required Reserve Factor Floor” shall be hereby amended by deleting “12.5%” where it appears in such definition and replacing it with “10.0%”.

(t)The definition of “Retained Interest” shall hereby be amended and restated in its entirety as follows:

“Retained Interest” shall have the meaning given to it in the Side Letter to the Receivables Sale Agreement.

(u)The definition of “Risk Retention Letter” shall be deleted in its entirety.

(v)The definition of “Risk Retention Requirements” shall be hereby deleted in its entirety.

(w)The definition of “Scheduled Termination Date” shall be hereby amended by deleting “July 22, 2019” where it appears in such definition and replacing it with “May 2, 2022”.

(x)The definition of “Side Letter to the Receivables Sale Agreement” shall be hereby amended and restated in its entirety as follows:

“Side Letter to the Receivables Sale Agreement” means that Second Amended and Restated Side Letter to the Receivables Sale Agreement, dated as of May 2, 2019, addressed to the Administrative Agent and signed by the Borrower, the Servicer and each Originator.

(y)The definition of “Solvency II” shall be hereby deleted in its entirety.

(z)The definition of “Solvency II Retention Requirements” shall be hereby deleted in its entirety.

(aa)The definition of “Solvency II Level 2 Regulation” shall be hereby deleted in its entirety.

(bb)The definition of “Transaction Documents” shall be hereby amended by replacing “Risk Retention Letter” where it appears in such definition and replacing it with “Side Letter to the Receivables Sale Agreement”.

(cc)The following definitions shall be inserted in their proper alphabetical order:

(i)“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto as may be effective from time to time.

(ii)“EBA” means European Banking Authority (including any successor or replacement organization thereto).

(iii)“EIOPA” means The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

(iv)“EU Securitization Regulation” means Regulation (EU) 2017/2402.

(v)“EU Securitization Rules” means: (a) the EU Securitization Regulation; (b) together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto by the European Supervisory Authorities as may be effective from time to time.

(vi)“ESMA” means The European Securities and Markets Authority (including any successor or replacement organization thereto).

(vii)“European Supervisory Authorities” means, together, the EBA, ESMA and EIOPA.

1.5Exhibit VII of the Agreement is hereby deleted in its entirety and replaced with Exhibit I hereto.

1.6The information set forth on Schedule C of the Agreement with respect to the Coöperatieve Rabobank U.A. Lender Group is hereby deleted its entirety and replaced with the information set forth on Schedule I to this Amendment.

2.	Representations and Agreements.
2.1.

Each of the Loan Parties represents and warrants to the Buyer, Agents and Lenders that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

2.2.

Each of the Loan Parties further represents and warrants to the Buyer, Agents and the Lenders that, as of the date hereof and as of the Effective Date (as defined below), each of its representations and warranties set forth in Section 5.1 of the Agreement is true and correct as though made on and as of such date and that no event has occurred and is continuing that will constitute an Amortization Event or Unmatured Amortization Event.

2.3.

Each of the Loan Parties further represents and warrants to the Agents and the Lenders that (i) the Amendment is not being entered into for reasons relating to the credit quality of the Receivables or in order to manipulate the pool characteristics of the Receivables and (ii) such Loan Party does not reasonably expect that the such action will have a material adverse effect on the credit quality of the Receivables or the pool characteristics of the Receivables.

3.	Conditions Precedent. This Amendment shall become effective as of May 2, 2019 (the “Effective Date”) upon satisfaction of the following conditions precedent:
3.1	the Administrative Agent shall have received a counterpart hereof duly executed by the Borrower, the Servicer, the Originators, the Administrative Agent and each of the Committed Lenders.

3.2	the Administrative Agent shall have received those documents listed on Schedule II to this Amendment, in form and substance reasonably acceptable to the Administrative Agent.
4.	Miscellaneous.
4.1.	Except as expressly amended hereby, the Agreement shall remain unaltered and in full force and effect, and each of the parties hereto hereby ratifies and confirms the Agreement to which it is a party.
4.2.

The Administrative Agent and each of the Committed Lenders hereby consents to that certain Amendment No. 1 to Sixth Amended and Restated Receivables Sale Agreement, dated as of the date hereof, by and among the Borrower, as Buyer, the Originators (as defined therein) and the Parent.

4.3.

Solely with respect to Amcor Business Services, the Administrative Agent and each of the Committed Lenders hereby waives the requirements of Section 1.8 of the Receivables Sale Agreement and consents to the inclusion of Amcor Business Services and its Affiliates on Schedule B thereto.

4.4

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.5.

EACH OF THE PARTIES TO THIS AMENDMENT HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT AND IT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OF ORIGINAL PARENT, THE ORIGINATORS AND THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY OF ORIGINAL PARENT, THE ORIGINATORS AND THE LOAN PARTIES AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.

4.6.

This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment

4.7.

The Borrower agrees to pay to the Administrative Agent’s counsel the reasonable fees and disbursements incurred by such counsel in connection with this Amendment not later than five (5) Business Days following receipt of the related invoice.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WESTROCK FINANCIAL, INC.,

as Borrower

By:        /s/ Mikal B. Haislip

Name:  Mikal B. Haislip
Title: Treasurer

WESTROCK CONVERTING, LLC,

as Servicer

By:       /s/ John D. Stakel

Name: John D. Stakel

Title: Senior Vice President and Treasurer

COÖPERATIEVE RABOBANK, U.A., New York Branch, as Administrative Agent and as a Committed Lender

By: /s/ Sylvia van Laarhoven
Name:     Sylvia van Laarhoven

Title:        Transaction Manager, Vice President

By: /s/ Stephen G. Adams
Name:     Stephen G. Adams

Title:     Managing Director

TD Bank, N.A.,

as a Committed Lender

By: /s/ David Perlman

Name:      David Perlman

Title:       SVP

MUFG BANK, LTD., as a Committed Lender

By:         /s/ Eric Williams

       Name: Eric Williams
       Title: Managing Director

Sumitomo Mitsui Banking Corporation,

as a Committed Lender

By:        /s/ Katsuyuki Kubo

       Name: Katsuyuki Kubo

       Title: Managing Director

WELLS FARGO BANK, N.A., as a Committed Lender

By:          /s/ Michael J. Landry

Name: Michael J. Landry

Title: Director

BANK OF NOVA SCOTIA,

as a Committed Lender

By:         /s/ Paula Czach

       Name: Paula Czach

       Title: MD/Co-Head

Mizuho bank, ltd., as a Committed Lender

By:         /s/ Richard A. Burke

       Name:   Richard A. Burke
       Title:     Managing Director